NEWS RELEASE

OTCBB: TXLA

Exhibit 99.1

EXPLORATION UPDATE ON TEXOLA ENERGY’S

MAVERICK SPRINGS PROSPECT, NEVADA, U.S.A.

VANCOUVER, B.C., June 28, 2006 -- Texola Energy Corp. (‘Texola’ or the ‘Company’) (OTCBB: TXLA) is pleased to provide the following update on its Maverick Springs Prospect:

Cedar Strat has completed the acquisition and processing of the Proprietary Gravity Survey on the 100,000+ acres covering the Maverick Springs Prospect. Mapping of the Proprietary Gravity Survey is currently being undertaken in conjunction with the merger of existing commercial gravity data points.

Ongoing work which is currently being undertaken on the Maverick Springs prospect to assist in further assessing and defining drill targets includes: the analysis of a 10 well study; the acquisition and interpretation of aeromagnetic data; the completion of an area source rock study and area measured sections; and the completion of area surface mapping and two structural cross sections.

As with all large oil reserves which require the simultaneous presence of source rock, reservoir rock and trapping structures, the Maverick Spring Prospect appears to offer all of these key elements required for substantial oil deposits.

As earlier noted, a preliminary geological study by Cedar Strat has also confirmed that the surface rocks in the Maverick Springs play are predominantly Pennsylvanian Age. This indicates that Mississippian Shale will be underlying the Pennsylvanian Strata. This is encouraging, given that the 50 million barrels of oil produced in Nevada, and the recent 800 million barrels found in Wolverine’s Covenant Field in Central Utah, have been typed to Mississippian source rocks.

About Texola Energy Corp.

Texola is an emerging, growth oil and gas exploration company focused on providing exceptional shareholder value and appreciation by finding, exploring and developing large scale, early stage oil and gas projects in North America.

To achieve this goal, the Company has recently undertaken various exploration initiatives, one of which is an early stage exploration prospect in Nevada, USA, and the second is located in Northern Alberta, Canada. Both of these projects offer the Company the potential to exploit and develop large, world-class reservoirs.

For further information contact:

Texola Energy Corp.

Investor Relations:

Gordon Nesbitt

North America Toll Free: 1-866-329-5488 / Email: info@texolaenergy.com

Notice Regarding Forward Looking Statements

This news release contains “forward-looking statements”, as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among others, the expectation and/or claim, as applicable, that: (i) Texola continues exploration of its Maverick Springs prospect. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (i) the inability or the unwillingness of Texola to continue ongoing exploration of its Maverick Springs prospect for any reason; (ii) the risk that either party to the Supplemental Agreement breaches the agreement and/or the data license; (iii) the inability of the Company to enforce the terms of the Supplemental Agreement and/or the data license; and (iv) risk that the preliminary information provided by Cedar Strat is inaccurate or unreliable for any reason. These forward-looking statements are made as of the date of this news release and Texola assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although Texola believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in Texola’s periodic reports filed from time-to-time with the Securities and Exchange Commission and available at www.sec.gov.